UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017 (November 21, 2017)

LEGACY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-221116	81- 3674868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1308 Race Street, Suite 200 Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 618-7161

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events

Consummation of Initial Public Offering

On November 21, 2017, Legacy Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one warrant to purchase one-half of one share of Class A Common Stock of the Company. Each warrant entitles the holder thereof to purchase one-half of one share of Class A Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share). The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $300,000,000.

On November 21, 2017, simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of 17,500,000 warrants (the “Private Placement Warrants”) at a purchase price of $0.50 per Private Placement Warrant, to the Company’s sponsor, Legacy Acquisition Sponsor I LLC (the “Sponsor”), generating gross proceeds to the Company of $8,750,000.

A total of $300,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of November 21, 2017 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Separate Trading of Class A Common Stock and Warrants

On November 27, 2017, the Company announced that the holders of the Units may elect to separately trade the shares of Class A Common Stock and warrants included in the Units commencing on November 30, 2017. Warrants may be exercised only for a whole number of shares of Class A Common Stock. Any Units not separated will continue to trade on the New York Stock Exchange under the symbol “LGC.U”. Any underlying shares of Class A Common Stock and warrants that are separated are expected to trade on the New York Stock Exchange under the symbols “LGC” and “LGC WS,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of Class A Common Stock and warrants.

A copy of the Press Release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.2.

Forfeiture of Founder Shares

As a result of the underwriters’ notification to us on November 27, 2017 not to exercise their over-allotment option to purchase additional Units, the Sponsor forfeited an aggregate of 1,125,000 shares of Class F common stock. As a result of such forfeiture, there are 7,500,000 shares of Class F common stock issued and outstanding as of the date of this report.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Audited Balance Sheet

99.2	Press Release, dated November 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2017

LEGACY ACQUISITION CORP.

By:	/s/ Edwin J. Rigaud
Name: Edwin J. Rigaud
Title: Chief Executive Officer

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